As filed with the Securities and Exchange Commission on February 3, 2005


                                                  Commission File No. 333-121369

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             VISION BIOENERGY, INC.
                 (Name of Small Business Issuer in its Charter)

        Nevada                      2890                   20-1584302
   -------------------    ----------------------     -------------------
    (State or other         (Primary Standard         (I.R.S. Employer
     jurisdiction         Industrial Class Code)     Identification No.)
   of incorporation)


                             Vision Bioenergy, Inc.
                           241 37th Street, Suite 600
                            Brooklyn, New York 11232
                                 (347) 446-9410
                  -------------------------------------------
                  (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                          CSC Services of Nevada, Inc.
                              502 East John Street
                            Carson City, Nevada 89706
                                  775-882-3072
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:
                            David Lubin & Associates
                              92 Washington Avenue
                              Cedarhurst, NY 11516

                          Telephone No.: (516) 569-9629
                          Facsimile No.: (516) 569-5053

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                               Proposed maximum      Proposed maximum
  Title of each class of      Amount to be      offering price          aggregate             Amount of
securities to be registered  registered (1)      per security         offering price      Registration fee
-------------------------------------------------------------------------------------------------------------
Common stock, $0.0001 par
value                             15,000,000         $0.25            $3,750,000.00            $475.13
-------------------------------------------------------------------------------------------------------------
Total                                                                                          $475.13
-------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                             VISION BIOENERGY, INC.

                 A MAXIMUM OF 15,000,000 SHARES OF COMMON STOCK
                         OFFERING PRICE $0.25 PER SHARE


Vision Bioenergy, Inc. is a development stage company. We are offering 15,000,000 new shares of our common stock for sale to the public at an offering price of $0.25 per share. The offering will commence promptly after the date of this prospectus and close no later than 90 business days after the date of this prospectus. The common shares are being offered by us on a "best efforts no minimum basis". Since there are no minimum purchase requirements, we may not receive any proceeds or we may just receive minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our Common Stock. We have arbitrarily determined the offering price of $0.25 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. Once we begin to offer our shares for sale, we hope to have a market maker make an application to have our shares quoted on the OTC Bulletin Board. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

NEITHERTHE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.


                The date of this prospectus is February __, 2005.

Until ________, 2005 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS


                                                                            Page

PROSPECTUS SUMMARY ........................................................    3
RISK FACTORS ..............................................................    5
            Risks Relating to our Business ................................    5
            Risks Relating to Our Strategy and Industry ...................    7
            Risks Relating to this Offering ...............................   10
FORWARD-LOOKING STATEMENTS ................................................   13
USE OF PROCEEEDS ..........................................................   13
DETERMINATION OF THE OFFERING PRICE .......................................   15
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES .............................   15
PLAN OF DISTRIBUTION, TERMS OF THE OFFERING ...............................   17
LEGAL PROCEEDINGS .........................................................   20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
            AND CONTROL PERSONS ...........................................   20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
            OWNERS AND MANAGEMENT .........................................   23
DESCRIPTION OF SECURITIES .................................................   25
INTEREST OF NAMED EXPERTS AND COUNSEL .....................................   26
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION
            FOR SECURITIES ACT LIABILITIES ................................   26
DESCRIPTION OF BUSINESS ...................................................   27
DESCRIPTION OF PROPERTY ...................................................   34
MANAGEMENT'S DISCUSSION AND ANALYSIS
            OR PLAN OF OPERATION ..........................................   34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............................   36
MARKET FOR COMMON EQUITY AND RELATED
            SHAREHOLDER MATTERS ...........................................   36
EXECUTIVE COMPENSATION ....................................................   37
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
  ACCOUNTING AND FINANCIAL DISCLOSURE .....................................   39
FINANCIAL STATEMENTS ......................................................   40

                               PROSPECTUS SUMMARY


This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 5.


Corporate Background


Vision Bioenergy, Inc. was organized on September 3, 2004. Vision Bioenergy has not generated any revenue to date and is a development stage company. We are focused on the growing market for renewable and environmentally sustainable energy and intend to utilize the latest technologies for renewable energy production to convert biomass feedstocks as well as recyclable materials into valuable energy sources. Our initial focus will be on the production and sale of biodiesel products in Australia. Biodiesel is fuel made from vegetable oils or animal fats which can be used in existing diesel engines. We entered into a strategic agreement with Big Ben Services to supply us with recycled vegetable oil. We have entered into a lease arrangement with an affiliate of The Victor Smorgon Group to utilize their existing chemical plant in Laverton, Australia to produce biodiesel products. We hope to utilize the experience we gain through our biodiesel operations in Australia to facilitate our entrance into other global markets.

Our offices are currently located at 241 37th Street, Suite 600, Brooklyn, New York 11232. Our telephone number is (347) 446-9410. We do not currently have a web site.


                                  The Offering

Shares being offered                         Up to 15,000,000 shares of common stock.

Offering price                               $0.25 per share.


Terms of the offering                        The offering will commence when the Securities and Exchange
                                             Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the
                                             15,000,000 shares of common stock being offered or 90
                                             business days.


Number of shares outstanding before
the offering                                 85,000,000

Number of shares outstanding after the
offering if all the shares are sold          100,000,000

                                             Our executive officers hold 85% of our shares, and, as a
                                             result, will exercise control over our direction.

Market for the common shares                 There is no public market for our common shares. We intend to have a market maker file an application filed on our
                                             behalf with the NASD to have our common stock quoted on the
                                             OTC Bulletin Board. There is no assurance that a trading
                                             market will develop, or, if developed, that it will be
                                             sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein
                                             should the purchaser desire to do so when eligible for
                                             public resale.


Use of proceeds                              If we are successful at selling all the shares we are
                                             offering, we estimate that our net proceeds from this
                                             offering will be approximately $3,700,000. We intend to use these proceeds to produce and market high-quality,
                                             competitively priced biodiesel products in Australia.

                             Summary Financial Data

The following summary audited financial information for the year 2004 includes balance sheet and statement of operations data from the audited financial statements of Vision Bioenergy. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operations" and the financial statements and accompanying notes included in this prospectus.

            Results of Operations
            ---------------------
            For the period
            September 3, 2004
            (inception) through
                                                      November 30, 2004
                                                      -----------------
            Operating expenses                         $     12,220
            Net operating loss                              (12,220)

            Other income                                         23

            Net loss                                        (12,197)
            Net loss per common share:
               Basic and diluted                              (0.00)
            Weighted average number of
              Common shares outstanding:                 85,000,000
                Basic and diluted
             Balance Sheet Data
             November 30, 2004
            Working capital                            $     57,803
            Total assets                               $     57,803
            Total liabilities                                   -0-
            Stockholders' equity                       $     57,803


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND MAY NEVER BE ABLE TO EFFECTUATE OUR BUSINESS PLAN.

Vision Bioenergy, Inc. was established in September 2004. Although we have begun initial investigations into the alternative energy sector, specifically with biodiesel, we will not be able to conduct operations until and unless we are successful in raising funding in this offering. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

WE EXPECT LOSSES TO CONTINUE IN THE FUTURE BECAUSE WE HAVE NO REVENUE TO OFFSET LOSSES.

We incurred net losses of $12,197 for the period from September 3, 2004 (inception) to November 30, 2004. Management believes that the gross proceeds of $3,750,000 generated from this offering will be sufficient to continue our planned activities for at least 12 months after the offering. However, we expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of biodiesel and the marketing and sales of our products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE A GOING CONCERN OPINION FROM OUR AUDITORS, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

The Company has incurred net losses of $12,220 for the period from September 3, 2004 (inception) to November 30, 2004. Management believes that even if it is only successful at generating gross proceeds of $500,000 from this offering, said amount will be sufficient to continue our planned activities until December 31, 2005. Since we are conducting this offering directly by our officers and directors who have no prior experience in capital raising, we may not even be successful at raising the minimum amount we anticipate. Furthermore, we anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

OUR EXECUTIVE OFFICERS AND OUR DIRECTORS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY BE DIFFERENT THAN ACTIONS SOUGHT BY OUR OTHER SHAREHOLDERS.

Our executive officers and directors own all of our common stock. If we are successful in selling all 15,000,000 shares being offered in this prospectus, our officers and directors will own approximately 85% of the outstanding shares of our common stock.

These shareholders, if they act together, will be able to exercise significant influence over all matters requiring shareholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

SINCE OUR OFFICERS WORK OR CONSULT FOR OTHER COMPANIES, THEIR ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.


Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required. Notwithstanding the time our officers devote to us, we have agreed to compensate them on an annual basis.

WE MAY NOT HAVE ACCESS TO ALL THE SUPPLIES AND MATERIALS THAT WE NEED TO BEGIN DEVELOPMENT WHICH COULD CAUSE US DELAY OR SUSPENSION OF OPERATIONS.


It is also possible that notwithstanding the relationship between Big Ben and our company, Big Ben may not be able to fulfill its contractual obligation to us. Supplies and other raw materials such as feedstock and chemicals that we will need to produce biodiesel may not be available to us. We have not yet located or negotiated with any other suppliers of products and materials that are required for our planned activities. Future availability of products, equipment and materials may from time to time fall into short supply and we may therefore have to suspend our plans until we find the products, equipment and materials we need. Such delayed or suspended operations could cause us to incur losses, resulting in the failure of our business.

SINCE OUR INITIAL OPERATIONS WILL BE FOCUSED IN AUSTRALIA, AND WE DO NOT CURRENTLY ENGAGE IN ANY HEDGING ACTIVITIES, ANY FLUCTUATIONS IN THE EXCHANGE RATE OF THE AUSTRALIAN DOLLAR COULD DECREASE THE VALUE OF OUR ASSETS, INCREASE OUR LIABILITIES AND DECREASE OUR STOCKHOLDERS' EQUITY.


Since our initial operations will be focused in Australia, we may be seriously impacted by exchange rate fluctuations.

The exchange rate of the Australian dollar to the United States dollar can fluctuate greatly. Since we do not currently engage in hedging activities to protect against foreign currency risks, these fluctuations in the exchange rate of the Australian dollar could decrease the value of our assets, increase our liabilities and decrease our stockholders' equity.

RISKS RELATING TO OUR STRATEGY AND INDUSTRY

CURRENTLY, THERE IS ONLY LIMITED MARKET ACCEPTANCE FOR OUR PROPOSED PRODUCTS. ACCORDINGLY, WE MAY NEVER BE ABLE TO ACHIEVE SALES REVENUES SUFFICIENT TO BECOME PROFITABLE.

Usage of alternative energy sources and related technology, specifically relating to biodiesel as an energy source, has not been fully developed. Therefore, we cannot guarantee that our products will be accepted in the Australian market or any other market we may choose to enter. Market acceptance of our proposed biodiesel products will depend in large part upon our ability to meet established biodiesel standards as well as demonstrate the overall cost effectiveness of our products as compared to traditional energy sources such as petroleum-based fuels. Our success is also dependent on our ability to attract customers as well as educate and train them in the proper use and advantages of biodiesel. There can be no assurance that our products will achieve a level of market acceptance that will be profitable for us.

Since there can be no assurance that customers will adopt our biodiesel products, we cannot estimate the potential demand for these products. We believe that the acceptance of our products will depend on our ability to:

*     Effectively market our product and promote biodiesel products;

*     Provide high quality customer support;

* Price and sell the products in a manner that is appealing to potential customers;

* Develop and maintain a favorable reputation among our customers, potential customers, and key businesses within the alternative energy sector; and

* Have the financial ability to withstand downturns in the general economic environment or conditions that would slow sales of biodiesel products.

WE MAY BE REQUIRED TO COMPLY WITH FEDERAL AND STATE LAWS THAT LIMIT OUR ABILITY TO GENERATE REVENUE.

We may be subject to federal, state, and local laws and regulations governing the application and use of alternative energy products including those related specifically to biodiesel. There is a significant amount of legislation regarding the production and distribution of biodiesel in Australia, including the Fuel Quality Standards Act 2000, Fuel Standard (Biodiesel) Determination 2003, the Excise Act 1901, the Energy Grants (Cleaner Fuels) Scheme Bill 2003 and the Energy Grants (Cleaner Fuels) Consequential Amendments Bill 2003. While we believe we will be able to satisfy any and all requirements, there is no assurance that we will comply with future legislation and/or regulations. Moreover, any changes in laws or regulation impacting the industry may result in significant increases in compliance costs. In the event that this does occur, we may be held liable for any resulting cost and or fees that result and the liability could exceed our resources. In addition, our operations may require permits to operate by local regulators. Although we hope to negotiate with the landlord of the manufacturing facility that we plan to utilize to verify that they will ensure their facility complies with all applicable rules and regulations, there is no guarantee that our negotiations will be successful. If we are ultimately responsible for ensuring compliance, this could cause us to incur significant costs and expenses. Moreover, time frames required in the issuance of permits may delay or even prevent the initiation of our biodiesel products into the market.

WE WILL FACE INTENSE COMPETITION FROM OTHER BUSINESSES THAT PRODUCE AND SELL ALTERNATIVE ENERGY SOURCE PRODUCTS.

We will face intense competition from other businesses that produce and sell alternative energy source products. This competition will come not only from producers of biodiesel products but also ethanol, hydrogen/hybrid fuel cells, wind powered and solar based systems. Moreover, even greater competition will come from companies which distribute and sell traditional energy source products, including but not limited to, petroleum-based fuel. The competitors will have longer operating histories, greater name recognition, and larger installed customer bases.

MANY OF OUR COMPETITORS AND POTENTIAL COMPETITORS HAVE SIGNIFICANTLY MORE FINANCIAL RESOURCES, WHICH COULD ALLOW THEM TO DEVELOP PRODUCTS THAT COULD RENDER OUR PRODUCTS OBSOLETE.

Many of our competitors and potential competitors will have significantly more financial resources, R&D facilities, and manufacturing and marketing experience than ours. The competition may develop products that will render our proposed products obsolete. We will likely need to obtain and maintain certain technical and patent advantages over our competitors in order to be competitive, which requires resources. There can be no assurance that we will have sufficient resources to maintain our R&D, marketing, sales, legal and customer support efforts on a competitive basis, or that we will be able to make the technological advances necessary to maintain a competitive advantage with respect to our products.

WE EXPECT TO FACE INCREASED LEVELS OF COMPETITION FROM NEW ENTRANTS IF DEMAND FOR ALTERNATIVE ENERGY GROWS. . We also expect to face competition from new entrants into our targeted industry segment. We anticipate that demand for products and services based on alternative energy sources will grow. As this occurs, we expect competition to become more intense since the barriers to entry are minimal and there can be no guarantee that we will be able to remain competitive with new entrants into the market. Increased competition could result in price reductions, fewer product orders, obsolete technology, and reduced operating margins, any of which could materially and adversely affect our business, financial condition, and results of operations.

POTENTIAL PRODUCT LIABILITY CLAIMS COULD AFFECT OUR FUTURE EARNINGS AND FINANCIAL CONDITION.

The sale of biodiesel products may entail unforeseen liability risks in the event of product failure or claim of harm caused by our products. It is possible that our customers and the end users of our proposed products will assert claims against us. We will likely have to maintain product liability insurance against any such claims, however there can be no assurance that such insurance will be sufficient to cover all potential liabilities, or that we will be able to continue to obtain insurance coverage in an adequate amount. In the event of a successful suit against us, the lack or insufficiency of insurance coverage would add to our future operating expenses and affect our financial condition and business operations.

RISKS RELATING TO THIS OFFERING

THE SHARES ARE BEING OFFERED DIRECTLY BY US WITHOUT ANY MINIMUM AMOUNT OF SHARES NECESSARY TO BE SOLD. ACCORDINGLY, THERE IS NO GUARANTEE THAT WE WILL BE SUCCESSFUL AT RAISING ENOUGH FUNDS TO EFFECTUATE OUR BUSINESS FROM THE PROCEEDS OF THIS OFFERING.

There is no assurance that we will be successful at raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives. Furthermore, there will be a greater likelihood that investors will lose their entire investment.

NASD SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDERS' ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND EVEN IF A MARKET IS CREATED, THE MARKET PRICE OF OUR COMMON STOCK WILL BE SUBJECT TO VOLATILITY.


Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for continued quotation or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTC Bulletin Board, trading, if any, in the common stock offered hereby, would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for our securities.

THE PRICE OF OUR SHARES IN THIS OFFERING WAS ARBITRARILY DETERMINED BY US AND MAY NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against a company following periods of volatility in the market price of its securities. If instituted against us, regardless of the outcome, such litigation could result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.


STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholders' ability to resell shares of our common stock at all or at current market prices, which could increase a stockholders' risk of losing some or all of their investment.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

SECURITIES PURCHASED IN THIS OFFERING MAY BE SUBJECT TO POSSIBLE FUTURE
DILUTION.

We are presently authorized to issue up to 200,000,000 shares of common stock without further stockholder approval. Presently, there are 85,000,000 shares issued and outstanding. If the maximum offering is successfully completed, there will be 100,000,000 shares issued and outstanding. Accordingly, we can issue, at anytime(s), up to an additional 100,000,000 shares of common stock, possibly for nominal consideration, without shareholder approval. This would result in the proportionate dilution of the equity and voting positions of the then existing shareholders.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 5, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 27, the Management's Discussion and Analysis or Plan of Operation section beginning on page 34 and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.


                                 USE OF PROCEEDS

The net proceeds to us from the sale of up to 15,000,000 shares offered at a public offering price of $0.25 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $50,000 for legal, accounting, printing and other costs in connection with this offering.

The table below shows the net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering on a no minimum, best-efforts basis, there is no guarantee that we will be successful at even selling 20% of the amount offered hereby. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.


% of total shares offered                    20%             60%            100%
Shares sold                           3,000,000       9,000,000      15,000,000
Gross Proceeds                      $   750,000     $ 2,250,000     $ 3,750,000
Less offering expenses              $    50,000     $    50,000     $    50,000
Net offering proceeds               $   700,000     $ 2,200,000     $ 3,700,000



For illustrative purposes only, below are three scenarios showing the use of proceeds if we are successful at raising 20%, 60% and 100%, respectively, of the amount we are offering for sale. The use of proceeds set forth below in this illustrative example are listed in the order of priority that we intend to use the funds. For example, we will incur expenses in connection with the plant lease prior to spending funds on travel and office overhead. All amounts listed below are estimates.


USE OF NET PROCEEDS:


                                                   20%          60%         100%
Net Proceeds                                  700,000    2,200,000    3,700,000

Plant Lease Expense                           300,000      900,000    1,500,000
Materials                                     100,000      300,000      500,000
Packaging                                      20,000       60,000      100,000
Sales & Marketing                              90,000      270,000      450,000
Compensation (1)                              110,000      330,000      550,000
Legal & Accounting (non offering related)      10,000       20,000       35,000
Travel Expenses                                10,000       30,000       45,000
Office Overhead                                10,000       30,000       50,000
General Working Capital                        50,000      260,000      470,000


(1) This amount includes the payment of the officers' accrued compensation. As of January 1, 2005, the officers are accruing salary at the annual amounts set forth below:

      Michael Reiner, President, CEO and a director - $140,000 Abe Goldberg, CFO and a director - $70,000 Mason Reiner, Director of Corporate Development and a director - $140,000 Ben Wajsman, General Manager, Australian Operations - $16,000 Chaim Drizin, Secretary - $70,000


If we are unable to raise enough money in this offering to produce and market a viable product, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

Our offering expenses are comprised of SEC and EDGAR filing fees, legal and accounting expenses, printing and transfer agent fees and any necessary state registration fees. The officers and directors will not receive any compensation for their efforts in selling our shares.


We intend to use the proceeds of this offering in the manner set forth above. No material amount of the proceeds are to be used to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

                       DETERMINATION OF THE OFFERING PRICE


There has been no public market for the common shares of Vision Bioenergy. The price of the shares we are offering was arbitrarily determined at $0.25 per share. We felt that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development.

The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.


                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of November 30, 2004 was $57,803 or $0.0007 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 30, 2004.

As adjusted to give effect to: (a) the receipt of net proceeds from the sale of 15,000,000 shares of common stock for $3,700,000, which represents net proceeds after deducting estimated offering expenses of $50,000; This represents an immediate increase of $.0376 per share to existing shareholders and an immediate and substantial dilution of $.2124 per share, or approximately 85%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table illustrates this per share dilution:

--------------------------------------------------------------------------------
Assumed initial public offering price                                    $ 0.25
--------------------------------------------------------------------------------
      Net tangible book value (deficit) as of November 30, 2004           .0007
--------------------------------------------------------------------------------
      Increase attributable to new investors                              .0368
--------------------------------------------------------------------------------
Net tangible book value after this offering                               .0376
--------------------------------------------------------------------------------
Dilution in net tangible book value to new investors                     $.2124
--------------------------------------------------------------------------------


The following table sets forth as of November 30, 2004, the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by our existing shareholders and by new investors in this offering if new investors purchase either 20%, 60%, or 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.25 per share of common stock.

-----------------------------------------------------------------------------------------------------------------
                                       Shares                             Total                Average
                                                                      Consideration         Consideration
-----------------------------------------------------------------------------------------------------------------
                                Number       Percent       Amount        Percent              Per Share
-----------------------------------------------------------------------------------------------------------------
If 100% of the shares offered in this offering are sold:
-----------------------------------------------------------------------------------------------------------------
Existing Shareholders         85,000,000       85%      $    70,000          2%                $0.00082
-----------------------------------------------------------------------------------------------------------------
New Investors                 15,000,000       15%      $ 3,750,000         98%                  $0.25
-----------------------------------------------------------------------------------------------------------------
Total                        100,000,000      100%      $ 3,820,000        100%                 $0.0382
-----------------------------------------------------------------------------------------------------------------

If only 60% of the shares offered in this offering are sold:
-----------------------------------------------------------------------------------------------------------------
Existing Shareholders         85,000,000       90%      $    70,000          3%                $0.00082
-----------------------------------------------------------------------------------------------------------------
New Investors                  9,000,000       10%      $ 2,250,000         97%                  $0.25
-----------------------------------------------------------------------------------------------------------------
Total                         94,000,000      100%      $ 2,320,000        100%                 $0.0247
-----------------------------------------------------------------------------------------------------------------

If only 20% of the shares offered in this offering are sold:
-----------------------------------------------------------------------------------------------------------------
Existing Shareholders         85,000,000       97%      $    70,000          9%                $0.00082
-----------------------------------------------------------------------------------------------------------------
New Investors                  3,000,000        3%      $   750,000         91%                  $0.25
-----------------------------------------------------------------------------------------------------------------
Total                         88,000,000      100%      $   820,000        100%                 $0.0093
-----------------------------------------------------------------------------------------------------------------

                     PLAN OF DISTRIBUTION, TERMS OF THE OFFERING


NO CURRENT MARKET FOR OUR SHARES

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After we begin selling our shares, we intend to have our shares quoted on the Over-the-Counter Bulletin Board. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker's listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchanges. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.


THE OFFERING WILL BE SOLD BY OUR OFFICERS


We are offering up to a total of 15,000,000 shares of common stock on a best efforts basis. The offering price is $0.25 per share. The offering will be for a period of 90 business days from the effective date and may be extended for an additional 90 business days if we so choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 15,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may only sell a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.


If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

      1. None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

      2. None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

      3. None of such persons is, at the time of his participation, an associated person of a broker- dealer; and

      4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and
            (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

OFFERING PERIOD AND EXPIRATION DATE


This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 90 business days. We may extend the offering for an additional 90 business days unless the offering is completed or otherwise terminated by us.


PROCEDURES FOR SUBSCRIBING


If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Vision Bioenergy, Inc.".


Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

                                LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All our directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until the earlier of their death, retirement, resignation or removal.

Our directors, executive officers and other significant employees, their ages, positions held and duration each person has held that position, are as follows:

Name               Age        Position
--------------------------------------------------------------------------------
Michael Reiner     35         President and Chief Executive Officer and Director
Abe Goldberg       48         Chief Financial Officer and Director
Mason Reiner       27         Director of Corporate Development and Director
Ben Wajsman        56         General Manager, Australian Operations
David Vinson       47         Chief Chemical Engineer
Chaim Drizin       36         Secretary


MICHAEL REINER has served as our President and Chief Executive Officer and as a Director since our formation. Since July 1999, Mr. Reiner has been a Director and the Chief Operating Officer of Big Ben Services., the largest provider of edible oil filtering services in Australia. Big Ben Services is also a commercial supplier of virgin vegetable oil and edible oil for stockfeed. Mr. Reiner manages all aspects of Big Ben's operations including logistics, client relationships, quality control, marketing and administration. In July 1997, Mr. Reiner founded Laurient Holdings Pty Ltd., an investment company that focuses on investing in small, private companies and helping them grow. Mr. Reiner continues to serve as the President of Laurient Holdings Pty Ltd.

ABE GOLDBERG has served as our Chief Financial Officer and as a Director since our formation. Mr. Goldberg is the Managing Partner and founder of A&E Consulting, an accounting and management consulting practice specializing in corporations and high net worth professionals. Mr. Goldberg has served in this capacity since 1986. In addition to his role at A&E, Mr. Goldberg has organized a number of new ventures, most notably in the area of real estate development. Having started over a decade ago with small residential developments, Mr. Goldberg has expanded his development efforts to include resorts and commercial properties. Mr. Goldberg is a Certified Public Accountant and a Certified Financial Planner. He is a Fellow Member of the Certified Australian Society of Accountants, a Member of the National Taxpayers Association and a Registered Tax Agent. Mr. Goldberg holds a Bachelor of Business (1977) and a Graduate Diploma in Accounting and Finance (1982) from Monash University.

MASON REINER has served as our Director of Corporate Development and as a Director since our formation. Mr. Reiner is the President of Mind & Meaning, Inc., a finance consulting and media distribution firm and has served in such capacity since January 2000. From August 1999 to August 2001, Mr. Reiner was a Principal with BedRock Ventures, LLC, a consulting company specializing in early stage venture management, and the head of BedRock's finance practice. As part of BedRock's client engagements, Mr. Reiner directed the creation of financial models for new ventures and served as the Chief Financial Officer for a number of early-stage companies. Between September 1995 and May 1999, Mr. Reiner was a consultant and researcher at the Sol C. Snider Entrepreneurial Center of the Wharton School. He consulted entrepreneurs on venture initiation and continuity, focusing on financing, strategic planning, marketing and management teams. His research endeavors included the first application of Discovery Driven Planning to start-up venture valuation. Mr. Reiner graduated summa cum laude from the Wharton School of the University of Pennsylvania with a Bachelor of Economics and a concentration in Finance (1999).

BEN WAJSMAN has served as our General Manager, Australian Operations since our formation. In March 1987, Mr. Wajsman founded Big Ben Services, the largest provider of edible oil filtering services in Australia. Mr. Wajsman has worked in several different capacities with Big Ben Services since 1987, and currently serves as its General Manager. He has guided all aspects of Big Ben's operations. Mr. Wajsman focuses on sales, human resources, equipment infrastructure, information technology and transport. Mr. Wajsman traveled to Tampa, Florida in June 2001 to study biodiesel production. Prior to launching Big Ben, Mr. Wajsman founded Big Ben Transport and ran it for ten years prior to selling it. During this time, he developed a comprehensive understanding of the trucking and logistics industries. Mr. Wajsman started his first manufacturing business in September 1973. Mr. Wajsman holds a Diploma of Cartography from Wembley College Western Australia (1970).

DAVID VINSON has served as our Chief Chemical Engineer since November 15, 2004. Mr. Vinson has been instrumental in launching and operating numerous companies in the chemical, marketing services and recycling industries and has wide experience in the design, construction and operations of chemical and polymer facilities. Since June 2002, Mr. Vinson has served as the General Manager of Vilo Assets Management Pty Ltd, a division of The Victor Smorgon Group. One of Mr. Vinson's primary responsibilities for Vilo Assets Management is running Oil Master Recycling, the largest collector and processor of used cooking oil in Victoria, Australia. The Oil Master business was created as a consequence of research by Mr. Vinson into biofuels and bioenergy, with specific focus on biodiesel, thermalysis and green waste to electricity projects. Between May 1995 and June 2002, Mr. Vinson was the Oprerations Director for VSP Industries Pty Ltd, a manufacturer of resins and polymers. Mr. Vinson was the founder and Managing Director of the publicly listed marketing services company, CUC Australasia Ltd, which was awarded "Stock of the Year" in 1994. Mr. Vinson holds a Bachelor of Science, Chemical Engineering from Purdue University (1978).

CHAIM DRIZIN has served as our Secretary since formation. Since January 2002, Mr. Drizin has been an independent consultant to 600 Crown Realty, LLC, a New York based real estate developer. From 2000 through 2002, Mr. Drizin was involved in various real estate projects as a principal. In 1991, Mr. Drizin directed the affairs of the Jewish Community of Dnepropetrovsk, Ukraine. He holds a Bachelors of Religious Studies from The Rabbinical College of America
(1990). Mr. Drizin sits on the board of and is a committee member of several non-profit organizations.

We have not compensated our directors for service on our board of directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our board of directors and/or any committee of our board of directors. Other than the annual compensation detailed above, we currently have no agreements or arrangements to compensate our officers and directors.


Michael Reiner and Mason Reiner are brothers. There are no other family relationships among our directors or officers.

Currently our sole supplier of vegetable oil is Big Ben Services. Big Ben Services is the trading name of SRW Nominees Pty. Ltd., an Australian company, which is owned by Michael Reiner and Ben Wajsman.

The board of directors does not have an audit committee, an option committee, or a nominating committee, the functions of which are performed by the board.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. Mr. Abe Goldberg is our "financial expert" member on the board.

Our directors and executive officers have not been involved in any of the following events during the past five years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
(4) being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of January 27, 2005, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The following table assumes that there are 85,000,000 shares of Common Stock issued and outstanding as of January 27, 2005.


Unless indicated otherwise, all addresses below are c/o Vision Bioenergy, 241 37th Street, Suite 600, Brooklyn, NY 11232.

                                  ----------------------------------------------
      Name and Address                 Amount of
    Of Beneficial Owner           Beneficial Ownership (1)      Percent of Class
                                  ----------------------------------------------
Michael Reiner                         17,000,000                    20%
Abe Goldberg                           17,000,000                    20%
Ben Wajsman                            17,000,000                    20%
Mason Reiner                           17,000,000                    20%
David Vinson                                    0                    0
                                       17,000,000                    20%
Chaim Drizin
All officers and directors             85,000,000                   100%
as a group (6 persons)

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to beneficially own any shares that such person has the right to acquire within 60 days after the date of this prospectus.

We are unaware of any other contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

FUTURE SALES BY EXISTING SHAREHOLDERS

As of the date of this prospectus, there are a total of five (5) shareholders of record holding shares of Vision Bioenergy's common stock. A total of 85,000,000 shares of common stock were issued to the existing shareholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See Dilution of the Price You Pay for Your Shares.


We do not have any securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

o have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors;

o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

o do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

o are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu", each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered shareholders are entitled to receive a notice of any Vision Bioenergy general annual meeting to be convened. At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of the management of Vision Bioenergy, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See Security Ownership of Certain Beneficial Owners and Management.

There are no outstanding options, warrants, or rights to purchase any of the securities of Vision Bioenergy, Inc.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

Stock Transfer Agent


We intend to appoint Manhattan Transfer Registrar Company as our stock transfer agent; their telephone number is 631-585-7341 and the facsimile number is 631-580-7766.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from inception to November 30, 2004, included in this prospectus have been audited by Sherb & Co., LLP, as set forth in their report included in this prospectus.


The legal opinion rendered by David Lubin & Associates, Cedarhurst, New York regarding the common stock of Vision Bioenergy, Inc. registered on Form SB-2 is as set forth in their opinion letter dated February 1, 2005 included in this prospectus.


                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

HISTORY

Vision Bioenergy is a development stage company which was formed on September 3, 2004. We have not yet commenced operations, other than organizational matters in connection with this offering.


We are focused on the market for renewable and environmentally sustainable energy and intend to utilize the latest technologies for renewable energy production to convert biomass feedstocks as well as recyclable materials into valuable energy sources. Our initial focus will be on the production and sale of biodiesel products in Australia. Biodiesel is fuel made from vegetable oils or animal fats which can be used in existing diesel engines. We hope to utilize the experience we gain through our biodiesel operations in Australia to facilitate our entrance into other global markets.


We have established Vision Bioenergy Australia Pty. Ltd., a wholly-owned subsidiary in Australia to effectuate our operations in Australia. It is our intention that all of our initial operations will be done in Australia though this company, including the manufacturing and marketing of our biodiesel products. The officers and directors of Vision Bioenergy Australia Pty. Ltd. are Michael Reiner, Abe Goldberg, Ben Wajsman, Mason Reiner and Chaim Drizin.


Our subsidiary has entered into a strategic agreement with Big Ben Services to supply us with recycled vegetable oil. We have also executed a lease agreement with an affiliate of The Victor Smorgon Group to utilize their existing chemical plant in Laverton, Australia to produce biodiesel.

Our offices are currently located at 241 37th Street, Suite 600, Brooklyn, New York 11232. Our telephone number is (347) 446-9410.


BACKGROUND INFORMATION ABOUT BIODIESEL

WHAT IS BIODIESEL(1)?


Biodiesel is the name for ester-based oxygenated fuel made from vegetable oils or animal fats. It can be used in existing compression-ignition (diesel) engines, such as automobiles, truck and farm equipment, without modification to the engine. Biodiesel is simple to use, biodegradable, nontoxic, and significantly reduces emissions as compared to traditional petroleum diesel. Biodiesel contains no petroleum, but it can be blended, in any ratio, with petroleum diesel to create a biodiesel blend. Many U.S. government, military, and private transport vehicles are already successfully utilizing biodiesel(2). We believe that the low emissions of biodiesel make it an ideal fuel for use in marine areas, national parks and forests, and polluted cities.

----------
1 The information contained in this paragraph is based on the "Biodiesel Basics" information sheet of the National Biodiesel Board's website located at www.biodiesel.org/resources/biodiesel_basics.

WHAT MAKES BIODIESEL UNIQUE(3)?



|_| A renewable fuel that can be used in almost any existing diesel engine without modification.


|_| The only alternative fuel to complete EPA Tier I and Tier II Health Effects Testing under section 211(b) of the Clean Air Act in the United States. Tier I verified that biodiesel significantly reduces both regulated and unregulated emissions. Tier II demonstrated biodiesel's non-toxic health impact.

|_|   Produced from completely renewable plant resources.

|_|   Dramatically reduces sulfur and carbon dioxide emissions.


|_| Acts as a lubricating agent in diesel fuel thereby extending engine life despite low sulfur requirements.


|_|   No negative impact on engine performance.

|_|   Superior energy yield.


|_| American Society for Testing & Materials (ASTM) D6751 standard for biodiesel used in a blend.

POLLUTION(4)


In 2002, The Environmental Protection Agency released a study comparing emissions from petroleum diesel and biodiesel. The EPA found that fuel consisting of 100% biodiesel, or B100, reduces emissions of unburned hydrocarbons by 67%, carbon monoxide by 48%, and particulate matter by 47%. A 20% blend of biodiesel with petroleum diesel, or B20, reduces unburned hydrocarbons by 20%, carbon monoxide by 12% and particulate matter by 12%. The EPA study further indicated that pure biodiesel essentially eliminates sulfur emissions, a major component in acid rain, and reduced the ozone (smog) forming potential of speciated hydrocarbon emissions by 50%.


LUBRICITY(5)


The lubricity of a fuel is a determining factor in the amount of wear caused on certain metal parts of an engine as they rub together. All diesel engines depend on the lubricity of the fuel, to some extent, to protect the engine and prolong component life. As sulfur levels are reduced in diesel fuel to reduce pollution, the lubricity is adversely affected.

----------

2 This statement is based on information on the U.S. Dept. of Energy website located at www.eere.energy.gov/afdc/altfuel/bio_market.html.

3 These statements are based on fact sheets available on the National Biodiesel Board website. Specifically, the information can be found at www.biodiesel.org/pdf_files/Myths_Facts.pdf, www.biodiesel.org/pdf_files/Performance.pdf, and www.biodiesel.org/pdf_files/backgrounder.pdf.

4     These statistics can be found at
      www.biodiesel.org/pdf_files/emissions.pdf.

5 All of the above statements regarding the lubricity benefits are based on the lubricity fact sheet found at www.biodiesel.org/pdf_files/Lubricity.pdf.

Biodiesel can be effectively used as an additive to petroleum diesel to increase lubricity while maintaining legal sulfur levels. In a statement quoted in the National Biodiesel Board's Lubricity Fact Sheet, Stanadyne Automotive Corp. said:

      "....we have tested biodiesel at Stanadyne and results indicate that the inclusion of 2% biodiesel into any conventional diesel fuel will be sufficient to address the lubricity concerns that we have with these existing diesel fuels."

HOW IS BIODIESEL MADE?


Biodiesel is made through a chemical process called transesterification whereby glycerin is separated from fat or vegetable oil. The process leaves behind two products - methyl esters (the chemical name for biodiesel) and glycerin (a byproduct that can be used in soaps and other products).


THE MARKET OPPORTUNITY

BIODIESEL MARKET OVERVIEW


According to the National Biodiesel Board, biodiesel is one of the most widely used and reliable alternative fuels in the world. According to the European Biodiesel Board, the largest market for biodiesel currently exists in the European Union, where 1.4 million tons of biodiesel were produced in 2003. This represented a 35% increase over 2002(6). A number of EU members, most notably Germany and France, have attractive tax incentives to spur the growth of the biodiesel market. As of May 8, 2003, the EU Commission has set a target for renewable resource fuels of at least 2 percent of all petrol and diesel used for motor transport. This percentage will increase to 5.75% in 2010(7).

The United States is currently the second largest market for biodiesel in the world. On October 22, 2004, President Bush signed the American JOBS Creation Act of 2004 which enacts a national biodiesel tax incentive. Based on a U.S. Department of Agriculture study, this incentive is expected to increase biodiesel demand in the United States from 30 million gallons a year in fiscal 2004 to at least 124 million gallons a year(8).


AUSTRALIA

We believe that Australia is well positioned for significant growth in biodiesel usage. The prevalence of diesel-intensive industries in the Australian economy, such as agriculture and resources, fosters significant demand for diesel fuel. Diesel is used in transport fleets, postal and courier fleets, farming, mining, rail, marine, manufacturing plants and equipment. Furthermore, we believe that the price of petroleum diesel (over AUD $1 per liter or about USD $2.90 per gallon) allows for price competitiveness with biodiesel. The wholesale diesel price in Australia is approximately AUD $0.99 per liter(9) or about USD $2.95 per gallon(10).

----------


6 These statistics may be found on The European Diesel Board located at www.ebb-eu.org/stats.php

7 The EU Parliament Directive on the promotion and use of biofuels located at www.ebb-eu.org/legis/JO%20promotion%20EN.pdf.

8 This statistic may be found at www.biodiesel.org/members/membersonly/files /pdf/fedreg/20041022_Tax_Incentive_Fact_Sheet.pdf

9 A current wholesale price indication for diesel can be found at http://www.trafigura.com/au/html/tgl_prices.html.

10 This conversion assumes 3.875 liters per gallon and a USD/AUD exchange rate of $0.77.

|_|   LOW SULFUR LEGISLATION

      Legislation has mandated that ultra low-sulfur diesel be the fuel of the future. Under the National Fuel Standards, introduced by the Commonwealth Government of Australia at the start of 2002, a mandatory program has been established for progressive introduction of cleaner diesel and petrol. This initiative includes commitments to establish a mandatory diesel standard with a sulfur content of no more than 50 ppm sulfur by 2006. Refinery processing of diesel to reduce the sulfur level can have the undesired effect of reducing the natural lubricating properties of the diesel, which are essential for the good operation of fuel system components such as fuel pumps and injectors.

      A simple and well-proven option to address this concern is the use of biodiesel as the lubricant. As little as 1.0% biodiesel added to the low sulfur diesel can make a significant difference in the lubricity of the fuel. Since biodiesel is not only a lubricant, but also a fuel, it contributes to the combustion and eliminates the risk associated with imprecise blending of small quantities of chemical lubricants.

|_|   TAX INCENTIVES

      In May 2003, the Government announced a comprehensive package of measures to support the production and use of biodiesel. These measures are intended to provide encouragement for the conversion to cleaner fuels. The Cleaner Fuels Grants (Credits) Scheme provides for the payment of a grant to licensed excise manufacturers (including holders of storage licenses) and to importers of eligible cleaner fuels. This scheme has been established to offset the excise and customs duty payable on alternative fuels. From September 18, 2003 through June 30, 2011, grants will be provided for the production and importation of eligible biodiesel. These grants will offset the excise and customs duty payable on biodiesel, providing a net effective excise rate of zero (the rate is currently
      38.143 Australian cents per litre).

|_|   CAPITAL GRANTS

      The Australian Government has demonstrated a financial commitment to the biodiesel industry through the Biofuels Capital Grants Program. This Grants Program has appropriated AUD $233 million for renewable fuel programs in 2003/2004. Of this, approximately AUD $18 million in grants were awarded to three different biodiesel projects.

PLAN OF OPERATION

We are executing a three-phase strategy in our attempt to establish ourselves as a leader in the global market for alternate and renewable energy sources.

Phase I            Phase II           Phase III
-------            --------           ---------
Australian         Global             Diversified
Biodiesel          Biodiesel          Renewable Energy

PHASE I - COMMERCIALIZATION OF BIODIESEL IN AUSTRALIA

We plan to achieve a leadership position in the emerging market for biodiesel in Australia. Our strategy focus is to produce and market high-quality, competitively priced biodiesel products.

|_| PRODUCTS: We expect to launch three primary biodiesel-based products in the Australian market.

      1. PREMIUM DIESEL ADDITIVE. Due to its unique qualities relative to petroleum diesel, biodiesel can be used as a premium additive to help prolong engine life and improve fuel performance. We intend to primarily market this product to diesel fuel consumers through retail establishments.

      2. BIODIESEL FUEL FOR BLENDING. Biodiesel can be blended in any ratio with petroleum diesel to form a fuel blend. The most common blends are B20 (20% biodiesel and 80% petroleum diesel) and B5 (5% biodiesel and 95% petroleum diesel). Potential customers for this product include fuel distributors, retail fuel stations, and diesel vehicle fleet managers.

      3. B100 - PURE BIODIESEL. Biodiesel can replace petroleum diesel in almost any diesel engine. The use of B100 is especially attractive in environmentally sensitive areas such as national parks and marine settings.


      We plan to begin producing and marketing each of these products as soon as we receive the funds from this offering. Given our lease arrangement for a biodiesel manufacturing facilities and our agreement with Big Ben for raw materials, we are able to begin producing these products at minimal cost.


|_|   PRODUCTION


      We have entered into an exclusive lease agreement with Vilo Assets Management Pty Limited, an affiliate of The Victor Smorgon Group, to produce biodiesel in their existing chemical plant located in Laverton, Australia. We believe that the plant is fully functioning, meets all requisite licensing, zoning and environmental requirements, and has the necessary production and storage capacity to satisfy our expected volume. It is a multi-purpose chemical plant commissioned in 2001 that is strategically located near both land and sea transport facilities. This agreement allows us to begin producing biodiesel in a relatively short timeframe without the large capital investment usually required to build a plant.

|_|   RAW MATERIALS (FEEDSTOCK)


      The primary raw material (feedstock) we plan to use in our biodiesel production is vegetable oil, both recycled and virgin. We have entered into a strategic agreement with Big Ben Services, an Australian company which is affiliated with our President and General Manager. Pursuant to this agreement, Big Ben will provide us with all our required feedstock. Big Ben Services is the largest provider of edible oil filtering services in Australia, as well as a supplier of virgin vegetable oil and edible oil. Big Ben has agreed to sell us all the recycled low free-fatty acid vegetable oil we order. Big Ben agreed that we would receive most-favored nations pricing with respect to our purchases. Since the price of the oil we purchase from Big Ben is based on current market prices at the time we make the purchase, Big Ben has agreed that we will receive the lowest price which it charges any of its other customers. Big Ben also agreed that it would not provide oil to any other manufacturer, producer or distributor of biodiesel. Notwithstanding our agreement with Big Ben, we have the right to purchase oil, feedstock and our other raw materials from any other source we desire.

      We also have the right to terminate the agreement at any time.


|_|   COMPETITIVE ADVANTAGES

      We believe that we have a number of key competitive advantages in the Australian market.

      o COST OF RAW MATERIALS. We believe that the most important competitive driver in the biodiesel market is access to quality feedstock at the lowest price. Through our exclusive relationship with Big Ben Services, we expect to be able to satisfy our initial feedstock needs at a cost significantly below our competition.


      o REDUCED PLANT CAPITALIZATION REQUIREMENT. Through the agreement with The Victor Smorgon Group, we have secured a fully-functioning plant without the significant capital expenditure that is typically required by a company in our position. Therefore, we believe that, relative to our competition, we will be able to devote a greater share of our resources to marketing and sales. We expect this will also dramatically reduce our time to market by freeing us from the challenges of constructing and commissioning a new plant.


      o EARLY ENTRY. We are poised to be one of the early entrants into the biodiesel market in Australia. We plan to use this opportunity to build brand awareness and loyalty before other competitors enter the market.

PHASE II - EXPAND INTO OTHER GLOBAL MARKETS


If we are able to successfully market and distribute biodiesel in Australia, we hope to expand into other global biodiesel markets. We have not yet determined which markets we plan to enter. However, our initial research indicates that we should focus on the United States and the Asia Pacific region. We expect to consider entering other markets once we have generated at least one quarter of profitability from our Australian operations. We can not estimate when this will occur or what our funding needs will be at such time.

PHASE III - DIVERSIFY PRODUCT PORTFOLIO


The third step in our growth strategy is to leverage our success in the global biodiesel market to launch successful product and service offerings in other related renewable energy sectors. Primary options will include biomass-based energy sources such as ethanol and biomass power generation. We have not yet initiated any of these ventures. We do not expect to begin considering such ventures until and unless we determine that our other phases have been successful.


COMPETITION

The alternative energy industry is highly competitive in all phases. Products which we intend to market will encounter strong competition from many other energy and alternative energy companies, including many that possess greater financial resources than us.

As global demand for biodiesel continues to grow, we expect there will be significant competition from companies similar to ours, as well as from larger and more established competitors. While biodiesel is not currently available on a wide-scale basis in Australia, we are aware of three competitors developing the capability to produce and distribute biodiesel fuel:

      1. Biodiesel Industries Australia has a biodiesel plant in Rutherford, New South Wales. The plant was completed in May, 2003.

      2. Australian Renewable Fuels Pty Ltd (ARF) is a subsidiary of Amadeus Energy Ltd. ARF is planning to construct a commercial-scale biodiesel facility in Adelaide, South Australia. Site construction is due to commence in 2005.

      3. Biodiesel Producers Ltd has plans to construct a biodiesel plant in Victoria.

We expect that, in addition to these organizations, there will be other entrants in the Australian biodiesel fuel market.

We are currently aware of two premium diesel additives distributed in Australia. They are Wynn's Spitfire Diesel Fuel Treatment and Redex Diesel Fuel Treatment. Both of these products are imported from the European Union. We hope to be able to market our locally produced additive at a competitive discount relative to these products.

GOVERNMENT REGULATION

There are numerous rules and regulations affecting the production of biodiesel.

The laws and regulations may tell us how and where we can develop our products, as well as environmental matters relating to development and disposal of waste products. Because these laws and regulations change frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty.

There are no costs to us at the present time in connection with compliance with environmental laws. However, since we do anticipate engaging in alternative energy development projects, these costs could occur at any time. Costs could extend into the millions of dollars for which we could be liable. In the event of liability, we would be entitled to contribution from other owners so that our percentage share of a particular project would be the percentage share of our liability on that project. However, other owners may not be willing or able to share in the cost of the liability. Even if liability is limited to our percentage share, any significant liability would wipe out our assets and resources.

EMPLOYEES

We have commenced only limited operations. Therefore, we have no full time employees. Our officers and directors provide service to us on an as-needed basis. When we commence production, we will need to hire full-time management, plant operators and administrative support staff.

                             DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate office at 241 37th Street, Brooklyn, NY 11232, in space provided to us by an officer. We do not pay for this space. This space is sufficient until we commence operations in the United States.


Our wholly-owned subsidiary has entered into a lease agreement with Vilo Assets Management Party Limited for a production facility in Laverton, Australia. The facility is fully-operational and capable of manufacturing biodiesel. The lease agreement includes our use of the reactor and assorted equipment, a storage and thinning tank, laboratory, air compressor, steam boiler and water treatment facilities. The lease is for 5 years, commencing April 1, 2005, but the first monthly rent payment is not due until September 1, 2005. The annual rent payment for the first year of the lease is AUD $100,000, for the second year AUD $300,000 and AUD $500,000 for the last three years. If our gross sales exceed such amounts, then instead of the base rent we have to pay the landlord 5% of gross sales. Gross sales, which will be computed every month, is the aggregate amount of sales from goods manufactured at the facility less cost of delivery to the customer. We have the right to renew the lease for an additional 5-year period.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Vision Bioenergy, Inc., and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

OVERVIEW


As an alternative energy company, our objective is to develop and market renewable and environmentally sustainable fuel and power sources. With this in mind, we have secured an agreement for the purchase of feedstock for biodiesel production as well as a lease agreement for a production facility in Laverton, Australia. We believe that these agreements will enable us to commence developing biodiesel production. With adequate funding, we feel that we are well positioned to execute our business plan.


PLAN OF OPERATION

RESULTS OF OPERATIONS

During the period from September 3, 2004 (inception) through November 30, 2004, we incurred a net loss of $ 12,197. We have no operations, so our net loss for the period from September 3, 2004 (inception) through November 30, 2004 are a result of professional services and administrative expenses.

REVENUES


We had no revenues for the period from September 3, 2004 (inception) through November 30, 2004. We believe that upon receipt of the proceeds of this offering, we will be able to commence the sale and production of our biodiesel products.


LIQUIDITY AND CAPITAL RESOURCES

Our balance sheet as of November 30, 2004 reflects assets of $57,803. Cash and cash equivalents from inception to date, specifically the $70,000 generated from the initial investment made by our founders, has been sufficient to provide the operating capital necessary to operate to date.


We expect to incur a minimum of $500,000 in expenses during our first twelve months of operations. We estimate that this will be comprised of $150,000 for our plant lease and related plant expenses, $90,000 for materials, $15,000 for packaging, $75,000 for sales and marketing, $110,000 for compensation, $10,000 for legal and accounting fees, $10,000 for travel expenses, $10,000 for office overhead and $30,000 in general working capital expenses. We anticipate that we will begin incurring these expenses immediately following this offering. Based on these estimates, we believe that minimum net proceeds of $500,000 from this offering will be sufficient to satisfy our obligations for the next 12 months. Therefore, under each of the three scenarios outlined in the Use of Proceeds section, we believe we will have sufficient funds to satisfy our liquidity needs for the next twelve months of operations.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.


GOING CONCERN CONSIDERATION

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


In September 2004 we issued 85,000,000 shares of restricted common stock to Michael Reiner, Ben Wajsman, Mason Reiner, Chaim Drizin and Abe Goldberg. The fair market value of the shares, $70,000, was paid in cash by the foregoing. Mr. Goldberg loaned $9,000 to each of Messrs. Reiner, Wajsman, Reiner and Drizin to purchase the shares. The loans are interest-free and are due on September 30, 2006.


The company's secretary contributed office space for our use for all periods presented. There is no charge to us for the space. Michael Reiner and Ben Wajsman are the sole owners of SRW Nominees Pty Ltd., an Australian company trading under the name Big Ben Services, currently our sole supplier of feedstock.

Each of our six officers and directors can be considered as promoters of Vision Bioenergy in consideration of their participation and managing of the business of the company since its incorporation.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

There is no public market for our common stock.

Vision Bioenergy has issued 85,000,000 common shares since its inception in September 2004, all of which are restricted shares, see Certain Relationships and Related Transactions above. There are no outstanding options or warrants or securities that are convertible into common shares.

HOLDERS


Vision Bioenergy had five (5) holders of record for its common shares as of January 27, 2005


DIVIDENDS

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market on our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements and operating financial conditions.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Vision Bioenergy does not have any compensation plan under which equity securities are authorized for issuance.

                             EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers for the year ended December 31, 2004. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.


As of January 1, 2005, our officers are accruing salary at the annual amounts set forth below:

     Michael Reiner, President, CEO and a director - $140,000 Abe Goldberg, CFO and a director - $70,000 Mason Reiner, Director of Corporate Development and a director - $140,000 Ben Wajsman, General Manager, Australian Operations - $16,000 Chaim Drizin, Secretary - $70,000


The following table sets forth the compensation paid to, earned by or accrued to our Chief Executive Officer and each of our other executive officers for whom more than $100,000 was paid or accrued as compensation for the years ended December 31, 2004, 2003, and 2002 (collectively, the "Named Executive Officers"):

=======================================================================================================================
                                             SUMMARY COMPENSATION TABLE
=======================================================================================================================
                                                                        Long Term Compensation
=======================================================================================================================
                   Annual Compensation                                Awards              Payouts
=======================================================================================================================
   Name &      Year                                                        Securities
                end                        Other Annual     Restricted     Underlying
 Principal     June   Salary    Bonus      Compensation        Stock         Options/      LTIP         All Other
  Position      30      ($)      ($)           ($)           Awards($)        SARs        Payouts     Compensation
=======================================================================================================================
Michael        2004      0         0             0               0              0            0              0
Reiner,        2003      0         0             0               0              0            0              0
President      2002      0         0             0               0              0            0              0
and Chief
Executive
Officer
=======================================================================================================================
       Totals            0         0             0               0              0            0              0
=======================================================================================================================

OPTION/SAR GRANTS

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

LONG-TEM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

The members of the board of directors are not compensated by us for acting as such. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment or other contracts or arrangements with officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

Sherb & Co., LLP are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

                              FINANCIAL STATEMENTS

                              VISION BIOENERGY, INC
                              FINANCIAL STATEMENTS
                                NOVEMBER 30, 2004

                                      INDEX

                                                               PAGE
                                                              NUMBER

PART I.   FINANCIAL INFORMATION

          Financial Statements

                   Independent Auditors' Report                 F-2

                   Balance Sheet                                F-3

                   Statement of Operations                      F-4

                   Statement of Stockholders' Equity            F-5

                   Statement of Cash Flow                       F-6

                   Notes to Financial Statements                F-7

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors
Vision Bioenergy, Inc.

We have audited the accompanying consolidated balance sheet of Vision Bioenergy , Inc. (a development stage company), as of November 30, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from September 3, 2004 (inception) through November 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vision Bioenergy, as of November 30, 2004, and the results of their operations and their cash flows for the period from September 3, 2004 (inception) through November 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Vision Bioenergy, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company currently has no established sources of revenues. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include adjustments that might result from the outcome of this uncertainty.


                                              /s/ Sherb & Co., LLP
                                              ----------------------------------
                                                  Sherb & Co., LLP.
                                                  Certified Public Accountants

New York, New York
December 6, 2004,

                             VISION BIOENERGY, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                NOVEMBER 30, 2004

                                     ASSETS
                                     ------
Current Assets:
                         Cash                                                      $ 57,803
                                                                                   --------
                                                                                   $ 57,803
                                                                                   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
                         Accounts payable and accrued expenses                     $   --
                                                                                   --------
                             Total current liabilities                                 --
                                                                                   --------
Stockholders' equity:
                         Common stock, $.0001 par value; 200,000,000 authorized,
                             85,000,000 issued and outstanding                        8,500
                         Additional paid-in capital                                  61,500
                         Deficit accumulated during the development stage           (12,197)
                                                                                   --------
                             Total stockholders' equity                              57,803
                                                                                   --------
                                                                                   $ 57,803
                                                                                   ========


                        See notes to financial statements

                             VISION BIOENERGY, INC.

                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                For the period from
                                                                 September 3, 2004
                                                                (inception) through
                                                                 November 30, 2004
                                                                   ------------
Expenses:
                      Selling, general and administrative          $     12,220
                                                                   ------------
                      Total operating expenses                           12,220
                                                                   ------------
                      Loss from Operations                              (12,220)
                                                                   ------------

Other income:
                      Interest income                                        23
                                                                   ------------

NET LOSS                                                           $    (12,197)
                                                                   ============

NET LOSS PER WEIGHTED AVERAGE
                      SHARES OUTSTANDING -
                      Basic and diluted                            $      (0.00)
                                                                   ============
WEIGHTED AVERAGE COMMON SHARES
                      OUTSTANDING                                    85,000,000
                                                                   ============



                        See notes to financial statements

                             VISION BIOENERGY, INC.

                          (A Development Stage Company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                          Common stock      Additional                    Total
                                                  -----------------------    Paid-In     Accumulated  Stockholders'
                                                    Shares       Amount      Capital       Deficit       Equity
                                                  ----------   ----------   ----------   ----------    ----------
Balance, September 3, 2004 (Inception)                  --     $     --     $     --     $     --      $     --

Issuance of common stock for cash:
    at $.0001 per share, October, 2004            85,000,000        8,500       61,500       70,000

Net loss                                                --           --           --        (12,197)      (12,197)

Balance, November 30, 2004                        85,000,000   $    8,500   $   61,500   $  (12,197)   $   57,803
                                                  ----------   ----------   ----------   ----------    ----------


                        See notes to financial statements

                             VISION BIOENERGY, INC.

                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                For the period from
                                                                 September 3, 2004
                                                                (inception) through
                                                                 November 30, 2004
                                                                 -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
                Net loss                                               $(12,197)
                                                                       --------

NET CASH USED BY OPERATING ACTIVITIES                                   (12,197)
                                                                       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
                Proceeds from stock issued for cash                      70,000
                                                                       --------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                70,000
                                                                       --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     57,803

CASH AND CASH EQUIVALENTS, beginning of period                             --
                                                                       --------

CASH AND CASH EQUIVALENTS, end of period                               $ 57,803
                                                                       ========


                        See notes to financial statements

                             VISION BIOENERGY, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                NOVEMBER 30, 2004

NOTE 1 - ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION


Vision Bioenergy, Inc. ("the Company") a Nevada corporation, was incorporated on September 3, 2004. Vision Bioenergy, Inc. is a development stage company and is concentrating substantially all of its efforts in raising capital and developing its business. No revenue has been generated from its business activities as of December 31, 2004. Our fiscal year is from December 1 through November 30.


Use of estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid short-term investments, with a remaining maturity of three months or less when purchased, to be cash equivalents.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, loans and amounts due to related parties approximate their fair market value based on the short-term maturity of these instruments.


Income taxes

The Company uses the liability method for income taxes as required by SFAS No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

NOTE 2 - GOING CONCERN

The Company has no established sources of revenues and as such this raises substantial doubt about the Company's ability to continue as a going concern. The continued existence is dependent upon the Company's ability to generate revenue from operations or to seek additional sources of financing.

There are no assurances that the company can develop sources of revenues or obtain additional financing that may be required. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


NOTE 3 - NEW ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying consolidated financial statements.

NOTE 4 - INCOME TAXES

For the period from September 3, 2004 (date of inception) through November 30, 2004 the Company incurred a net operating loss for income tax reporting of approximately $ 12,200. The net operating loss expires in the year 2023. The Company recorded a 100% valuation allowance on its deferred tax asset since it is more likely than not that their benefit will not be realized in the future.

The significant components of the Company's deferred tax asset as of November 30, 2004 are as follows:

     Operating loss carryforward                                   $ 4,270
     Valuation allowance                                            (4,270)
                                                                   -------

     Total deferred tax asset                                      $  --
                                                                   =======

Reconciliation between the statutory Federal income tax rate (35%) and the effective income tax rates based on continuing operations is as follows:

                                                         For the period
                                                        September 7, 2004
                                                      (inception) through
                                                       November 30, 2004
                                                      -------------------
     Statutory Federal income tax (benefit)                  $(4,270)
       Increase in valuation allowance                         4,270
                                                             -------
                                                             $    --
                                                             =======

NOTE 5 - COMMON STOCK

The Company has 200,000,000 common shares authorized, each with a par value of $.0001 per share. In September 2004 the Company issued 85,000,000 shares to the founders of the Company for a total of $70,000. As of November 30, 2004, 85,000,000 common shares were issued and outstanding.


NOTE 6 - RELATED PARTY

Our wholly-owned subsidiary has entered into a strategic agreement with Big Ben Services to supply us with recycled vegetable oil. Through November 30, 2004, the Company has had no transactions with Big Ben Services.

NOTE 7 - LEASE COMMITMENT

Our wholly-owned subsidiary has entered into a lease agreement with Vilo Assets Management Party Limited for a production facility in Laverton, Australia. The facility is fully-operational and capable of manufacturing biodiesel. The lease agreement includes our use of the reactor and assorted equipment, a storage and thinning tank, laboratory, air compressor, steam boiler and water treatment facilities. The lease is for 5 years, commencing April 1, 2005, but the first monthly rent payment is not due until September 1, 2005. The annual rent payment for the first year of the lease is AUD $100,000, for the second year AUD $300,000 and AUD $500,000 for the last three years. If our gross sales exceed such amounts, then instead of the base rent we have to pay the landlord 5% of gross sales. Gross sales, which will be computed every month, is the aggregate amount of sales from goods manufactured at the facility less cost of delivery to the customer. We have the right to renew the lease for an additional 5-year period.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange

Commission registration fee                  $   475
Legal fees and expenses (1)                  $30,000
Accounting fees and expenses (1)             $15,000
Miscellaneous (1)                            $ 4,525
                                             -------
Total (1)                                    $50,000
                                             =======

(1) Estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.


In September, 2004 we issued 85,000,000 shares of restricted common stock to Michael Reiner, Ben Wajsman, Mason Reiner, Chaim Drizin and Abe Goldberg in a private placement relying on the exemption from the registration requirements of the Securities Act provided by Regulation S and/or Section 4(2) of the Securities Act. The issuance of these shares was made to accredited investors without any general solicitation or advertisement and a restriction on resale. The fair market value of the shares, $70,000, was paid in cash to us by the foregoing. Mr. Goldberg loaned $9,000 to each of Messrs. Reiner, Wajsman, Reiner and Drizin to purchase the shares. The loans are interest-free and are due on September 30, 2006.


Item 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:


EXHIBIT     DESCRIPTION
-------     -----------
3.1         Articles of Incorporation of Registrant, as amended.*
3.2         By-Laws of Registrant.*

4.1         Specimen Common Stock certificate.*
5.1         Opinion of David Lubin & Associates regarding the legality of the securities being registered. **
10.1        Supply Agreement dated as of November 16, 2004, between SRW Nominees
            Pty Ltd.. and Vision Bioenergy Australia Pty. Ltd.*
10.2        Lease dated January 31, 2005 between Vilo Assets Management Pty
            Limited and Vision Bioenergy Australia Pty Ltd. and Vision
            Bioenergy, Inc.**
21          Subsidiaries*
23.1        Consent of Independent Registered Public Accounting Firm **
23.2        Consent of David Lubin & Associates (included in Exhibit 5.1).

* Previously filed with the Company's registration statement on Form SB-2, Registration No. 333-121369, submitted to the SEC on December 17, 2004.

**    Filed herewith.


Item 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)


(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (ss.ss.230.424(b)(1), (4) or 230.497(h)) as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Australia, on February 1, 2005.


                                        VISION BIOENERGY, INC.


                                        By: /s/  Michael Reiner
                                           ------------------------------------
                                                 Michael Reiner
                                                 President and Chief Executive
                                                 Officer (Principal
                                                 Executive Officer)


                                        By: /s/  Abe Goldberg
                                           -----------------------------------
                                                 Abe Goldberg
                                                 Chief Financial Officer
                                                 (Principal Financial and
                                                  Accounting Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Reiner and Abe Goldberg, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                         Title                              Date
               ---------                                         -----                              ----
/s/  Michael Reiner                     President, Chief Executive Officer and a Director      February 1, 2005
--------------------------------        (Principal Executive Officer)
Michael Reiner

/s/ Abe Goldberg                        Chief Financial Officer (Principal Financial and       February 1, 2005
--------------------------------        Accounting Officer)
Abe Goldberg

/s/ Mason Reiner                        Director                                               February 1, 2005
-----------------------------------
Mason Reiner